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                                                                    Exhibit 23.2

                 Notice Regarding Consent of Arthur Andersen LLP

            Section 11(a) of the Securities Act provides that if a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proven that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

            On April 11, 2002, we dismissed Arthur Andersen LLP as our independent auditors and appointed Ernst & Young LLP. Prior to the date of this prospectus, the Arthur Andersen partner responsible for the audit of our most recent audited financial statements as of and for the year ended December 31, 2001 resigned from Arthur Andersen LLP. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this prospectus of its audit reports with respect to our consolidated financial statements as of December 31, 2001 and for each of the two years in the period ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act permits us to file this prospectus without a written consent from Arthur Andersen LLP. However, as a result, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, you will be unable to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued report into this prospectus.